February 23, 2000

Mr. Gregory T. Cook
1300 Charlotte Way
Carrollton, TX 75007

         Re:      Employment Agreement

Dear Mr. Cook:

Reference is made to that certain Employment Agreement, dated February 22, 2000 (the "Agreement"), pursuant to which Sterling Vision, Inc. ("SVI") agreed to retain you as the President and Chief Executive Officer of SVI's Internet Division. All capitalized terms used (but not otherwise defined) herein shall have the identical, respective meanings ascribed to them in said Agreement.

With respect to the foregoing, this letter, when fully executed, shall serve to supplement and amend said Agreement, as follows:

1. In addition to the Triggering Events set forth in Subsection 4(e) of the Agreement, the following shall also be deemed to be Triggering Events, each entitling the Employee to elect to terminate said Agreement pursuant to, and in accordance with, the provisions of said Subsection 4(e) of the Agreement:

a) In the event the Company's Board of Directors shall fail to appoint the Employee as the Company's President and Chief Executive Officer on or before July 1, 2000; or

b) In the event the Company, on or before September 1, 2000, shall fail to make a public announcement of its intention to dispose of substantially all of its non-Internet related assets; or

c) In the event the Company, on or before June 1, 2000, shall fail to retain one or more investment banking and/or similar type firms to assist it in connection with its contemplated sale of substantially all of its non-Internet related assets, and shall not thereafter diligently pursue the disposition of such non-Internet related assets on terms acceptable to the Company's Board of Directors; or

d) In the event the Company, on or before March 1, 2001, does not dispose of substantially all of its non-Internet related assets; and


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2. It is expressly  understood  that it shall not be a violation  of  Subsection
5(c)(i) of the Agreement if you or a company with whom you are associated employs Sara V. Traberman and/or James E. Ewer, provided that such employment is not then prohibited pursuant to the terms of each such individual's Employment Agreement with the Company.

If the foregoing correctly sets forth our understanding and agreement, kindly indicate the same by signing and returning, directly to the undersigned, a duplicate hereof.

                                         Very truly yours,

                                         STERLING VISION, INC.

                                         By:__________________________
                                            Dr. Robert Cohen, Chairman

AGREED AND CONSENTED TO:

- -----------------------------
Gregory T. Cook

THE UNDERSIGNED, BY THEIR EXECUTION HEREOF, HEREBY AGREE TO VOTE THEIR SHARES OF THE COMPANY'S COMMON STOCK (INCLUDING SHARES BENEFICIALLY OWNED BY THEM) IN FAVOR OF INCREASING THE SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1995 STOCK INCENTIVE PLAN IN FURTHERANCE OF SUBSECTION 3(f) OF THE AGREEMENT.

- ------------------------------
Dr. Robert Cohen

- ------------------------------
Dr. Alan Cohen